SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  July 10, 2000

LASON, INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	000-21407	38-3214743

(State	(Commission	(I.R.S. Employer

of Incorporation)	File Number)	Identification No.)

1305 Stephenson Highway, Troy, Michigan	48083

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number Including Area Code (248) 597-5800

Item 5. Other Events.

(a)	The registrant has obtained an extension until August 15, 2000 of the waiver of violations related to certain of the covenants in its credit agreement. The extension of the waiver will enable the registrant to continue to negotiate with the lenders an amendment to the credit agreement to reflect the current operating conditions and the registrant's current business plan. There can be no assurance that the company will complete these negotiations successfully and the failure to do so could have a material adverse effect on the registrant.

In addition, on July 10, 2000, the registrant paid the principal installment on the Term Loan that was to be paid May 31, 2000, but subsequently deferred until July 10, 2000.

This Form 8-K may provide information including certain statements which constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Those statements include statements regarding the intent, belief or current expectations of the Company and its management. Prospective investors are cautioned that any such forward looking statements are not guarantees of future performance and involve a number of risks and uncertainties, and that actual results could differ materially from those indicated by such forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by such forward looking statements are: (i) that the information is of a preliminary nature and may be subject to further adjustment, (ii) variations in quarterly results, (iii) the assimilation of acquisitions, (iv) the management of the Company's growth and expansion, (v) dependence on major customers, dependence on key personnel, (vi) development by competitors of new or superior products or services, or entry into the market of new competitors, (vii) fluctuations in paper prices (viii) reliability of the Company's data, (ix) volatility of the Company's stock price, (x) changes in the business services outsourcing industry, (xi) significance of intangible assets, (xii) changes related to compensatory stock options, (xiii) management's ability to successfully complete its restructuring and repositioning initiatives, including the negotiation of amendments to its credit agreement (xiv) any financial and legal effect of the class action litigation, and (xv) other risks identified from time to time in the Company's reports and registration statements filed with the Securities and Exchange Commission.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LASON, INC.

(Registrant)

By: /s/ Gary L. Monroe

Gary L. Monroe,

Date:	July 12, 2000	Chairman and Chief Executive Officer

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